Exhibit 3.93

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

MIDCO SUPPLY AND EQUIPMENT CORPORATION

(Exact Corporate Name)

To CHARLES F. CARPENTIER,

Secretary of State

Springfield, Illinois

The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55 of “The Business Corporation Act” of the State of Illinois, hereby executes the following Articles of Amendment:

ARTICLE FIRST: The name of the corporation is: Midco Supply And Equipment Corporation.

ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by “The Business Corporation Act” of the State of Illinois: RESOLVED, that Article Four of the Articles of Incorporation of Midco Supply And Equipment Corporation be, and the same hereby is, amended so that, as amended, said Article Four of the Articles of Incorporation shall read as follows:

(Per copy of Amended Article Four attached)

FORM B

BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY

THE INSTRUCTIONS ON THE BACK THEREOF.

(THESE ARTICLES MUST BE FILED IN DUPLICATE)

(Do not write in this space)
STATE OF ILLINOIS,			Date Paid 9-28-59

ss.
ST. CLAIR	COUNTY

To CHARLES F. CARPENTIER, Secretary of State:

We, the undersigned,

		Address
Name	Number	Street	City	State

Arthur S. Macke	517	South Main Street	Marissa,	Illinois

William A. Norton	227	Sunrise Drive,	Marissa,	Illinois

Floyd W. Macke	117	South Grace St.,	Marissa,	Illinois

being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation is:	MIDCO, SUPPLY AND EQUIPMENT CORPORATION

ARTICLE TWO

The address of its initial registered office in the State of Illinois is R. F. D.

Street in the Village of Marissa (             ) County of St. Clair and the name of its initial Registered Agent at said address is:

    (Zone)

William A. Norton

ARTICLE THREE •

The duration of the corporation is: Perpetual

ARTICLE FIVE

PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 500 divided into one classes, The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class	Series (If any)	Number of Shares	Par value per share or statement that shares are without par value
Common		500	None

PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are: The sale of all assets of the corporntion or its merger or consolidation with another or other corporations shall not be deemed a dissolution of the corporation. Shares in this corporation shall not be issued for consideration other than money or in payment of a debt of the corporation without the unanimous-consent of all the share holders.

ARTICLE SIX

The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

Class of shares	Number of shares	Total consideration to be received therefor:
Common	100	$5,000.00

ARTICLE SEVEN

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

ARTICLE EIGHT

The number of directors to be elected at the first meeting of the shareholders is: Three

(Do not write in this space) Date Paid /,2, zy-6:9 License Fee Franchise Tax Filing Fee 2-2 Clerk ,

(File in Duplicate)

ARMIES O ‘MOMENT

TO THE

AMU S !MCORP° -ATTiON1

OP

MCO SUPPLY AND EQUIPMENT CORPORATION

(Exact Corporate Name)

To CHARLES F. CARPENTIER,

Secretary of State

Springfield, Illinois

The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55 of “The Business Corporation Act” of the State of Illinois, hereby executes the following Articles of Amendment:

ARTICLE FIRST: The name of the corporation is: Midco Supply And Equipment Corporation.

ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by “The Business Corporation Act” of the State of Illinois: RESOLVED, that Article Four of the Articles of Incorporation of Midco Supply And Equipment Corporation be, and the same hereby is, amended so that, as amended, said Article Four of the Articles of Incorporation shall read as follows:

(Per copy of Amended Article Four attached)

To purchase, sell, use, maintain, lease, exchange, acquire, or dispose of in any manner, develop and improve, equip and erect any machinery, equipment, tools, fixtures, supplies, parts, appliances, plants, factories, warehouses, stores, depots, dwellings, buildings, docks, and structures of all types and on property real or personal, useful or incidental to the business of the corporation.

To make, manufacture, process, purchase, own, hold, use, improve, develop, rent, lease, mortgage, encumber, pledge, buy, sell and otherwise to acquire, use; dispose of and deal in and with, commodities, articles, materials, goods, wares and merchandise, and other personal property of any and all kinds and descriptions.

To purchase, own, hold, operate, improve, develop, rent, lease, mortgage, encumber, sell, and otherwise to acquire, operate, dispose of and deal in and with, improved and.unimproved real estate, or any interest therein. And also to conduct its business and carry out the purposes for which the corporation is organized in the State of Illinois, and in any of the States, Territories, Districts or Colonies of the United States, and in any and all foreign Countries, subject to the laws of such States, Territories, Districts, Colonies or Countries.

In general, to carry on any lawful business whatsoever which is calculated directly or indirectly to promote the interest of this corporation or to enhance the value of its properties.

The Corporation shall have all such powers, privileges, and rights which are now or may hereafter be authorized and conferred upon it by the laws of Illinois. It shall further have and exercise all such powers as are necessary or convenient to effect any or all of the aforestated purposes of the corporation.

(Disregard this Article where this amendment contains no such provisions.)

ARTICLE FIFTH: The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares ☐ of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:

(Disregard this Paragraph where amendment does not affect stated capital or paid-in surplus.)	ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:

(Disregard this Paragraph where amendment does not affect stated capital,:,or paid-in surpits.)	Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:
	Before Amendment		Aker Amendment
	Stated capital Paid-in surplus	$

9—51

(Disregard separation into classes if class voting does not apply to the amendment voted on.)

ARTICLE THIRD: The number of shares of the corporation outstanding the time of the adoption of said amendment or amendments was 100

                                          ; and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

	Class		Number of Shares
	Common		100

(Disregard separation into classes if class voting does not apply to the amendment voted on.)

ARTICLE FOURTH: The number of shares voted for said amendment or amendments was 100 ; and the number of shares voted against said amendment 0 or amendments was The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

	Class	Number of Shares Voted
		For	Against
	Common	100	0

(Disregard these items unless the amendment restates the articles of incorporation.)	Item 1. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had shares issued, itemized as follows :
	Class	Series Number of Par value per share or statement
(If Any) Shares that shares are without par value

Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $ and a paid-in surplus of $ or a total of $

RESOLVED, that Article Four of the Articles of Incorporation of Midco Supply and Equipment Corporation be, and the same hereby is, amended so that, as amended, said Article Four of the Articles of Incorporation shall read as follows:

The purposes for which the corporation is organized are: For the sale at wholesale and retail of mining supplies and equipment and to engage in the general business of the purchase, sale and distribution of mining supplies, machinery and equipment; to engage in activities which are necessary, suitable or convenient for the accomplishment of that purpose or which are incidental thereto or are connected therewith, but not restricted thereto.

To manufacture, buy, sell, export, import, store, transport, or otherwise deal in or traffic in detonating, blasting, mining and safety fuses, blasting caps, percussion caps, explosives, nitro-glycerin, dynamite, gun cotton, blasting powder, and to manufacture, purchase, sell and generally deal in explosives and blasting material of every nature and kind, chemical propellants, and propellants of every nature and kind, substance, device and equipment of, and all materials, substances, and things required for or incidental to the manufacture, preparation, adoption, use of all detonating, blasting, mining and safety fuses, fuses and detonators of types, blasting and percussion caps, explosives, chemical propellants, propellants of every nature and kind, or the packing, storing, transportation, testing, firing, or disposition thereof.

To purchase, lease, option, apply for, register or otherwise acquire and to hold, own, use, operate and introduce, sell, assign, or otherwise dispose of any licenses, patents, franchises, inventions, formulae, trade-names, trade marks, improvements, and processes, concessions, brands, copyrights for the manufacture and sale of detonating, blasting, mining and safety fuses, blasting caps, percussion caps, explosives of every nature and kind, nitro-glycerin, dynamite, gun cotton, blasting, powder, chemical propellants and propellants of every nature and kind, and to use, develop, grant licenses in respect or otherwise turn to account any such patents, licenses, franchises, inventions, formulae, trade-names, trade marks, improvements, and processes, concessions, brands, copyrights.

To construct and operate roads and roadways, reservoirs, pipe lines, docks, barges, product and material transfer and handling equipment.

To purchase, sell, use, maintain, lease, exchange, acquire, or dispose of in any manner, develop and improve, equip and erect any machinery, equipment, tools, fixtures, supplies, parts, appliances, plants, factories, warehouses, stores, depots, dwellings, buildings, docks, and structures of all types and on property real or personal, useful or incidental to the business of the corporation.

To make, manufacture, process, purchase, own, hold, use, improve, develop, rent, lease, mortgage, encumber, pledge, buy, sell and otherwise to acquire, use, dispose of and deal in and with, commodities, articles, materials, goods, wares and merchandise, and other personal property of any and all kinds and descriptions.

To purchase, own, hold, operate, improve, develop, rent, lease, mortgage, encumber, sell, and otherwise to acquire, operate, dispose of and deal in and with, improved and unimproved real estate, or any interest therein. And also to conduct its business and carry out the purposes for which the corporation is organized in the State of Illinois, and in any of the States, Territories, Districts or Colonies of the United States, and in any and all foreign Countries, subject to the laws of such States, Territories, Districts, Colonies or Countries.

In general, to carry on any lawful business whatsoever which is calculated directly or indirectly to promote the interest of this corporation or to enhance the value of its properties.

The Corporation shall have all such powers, privileges, and rights which are now or may hereafter be authorized and conferred upon it by the laws of Illinois. It shall further have and exercise all such powers as are necessary or convenient to effect any or all of the aforestated purposes of the corporation.

(Disregard this Article where this amendment contains no such provisions.)

ARTICLE FIFTH: The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:

(Disregard this Paragraph where amendment does not affect stated capital or paid-in surplus.)	ARTICLE SIXTH: Paragraph I: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:

(Disregard this Paragraph where amendment does not affect stated capital surplus)	Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

	Before Amendment	After Amendment
Stated capital
Paid-in surplus

IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name by its                     President, and its corporate seal to be hereto affixed, attested by its

Secretary, 20th day of             December                ,1963,

Midco Supply And Equipment Corporation (Exact Corporate Name)

By	/s/
Its President

FORM BCA 5.10/5.20 (rev. Dec. 2003)

STATEMENT OF CHANGE OF

REGISTERED AGENT AND/OR

REGISTERED OFFICE

Business Corporation Act

Jesse White, Secretary of State

Department of Business Services

501 S. Second St., Rm. 328

Springfield, IL 62756

217.782-7808                 FILED

www.cyberdriveillinois.com

Remit payment in the form of a p 16 wo

check or money order payable

to Secretary of State.

SECRETARY OF STATE.

File # 39182149

            Submit in duplicate             Type or Print

clearly in black ink             Do not write above this line

1.	Corporate Name: MIDCO SUPPLY AND EQUIPMENT CORPORATION

2.	State or Country of Incorporation: ILLINOIS

3.	Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change):

Registered Agent: C T CORPORATION SYSTEM

	First Name	Middle Name	Last Name

Registered Office:	208 SO LASALLE STREET SUITE 814
	Number	Street	Suite # (P.O. Box alone is unacceptable)
	CHICAGO	60604	COOK
	City	ZIP Code	County

4.	Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported): Registered Agent: ILLINOIS CORPORATION SERVICE COMPANY

First Name	Middle Name	Last Name

Registered Office: 801 ADLAI STEVENSON DRIVE Suite # (P.O. Box alone is unacceptabe)
Number	Street
SPRINGFIELD	62703	SANGAMON
City	ZIP Code	Country

5.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.      The above change was authorized by: (“X” one box only)

a.      54 Resolution duly adopted by the board of directors. (See Note 5 on reverse.)

b.      ☐ Action of the registered agent. (See Note 6 on reverse.)

SEE REVERSE FOR SIGNATURE(S).

Printed by authority of the State of Illinois. September 2008—1—C135.19

7.	If authorized by the board of directors, sign here. (See Note 5 below.)

The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

MIDCO SUPPLY AND EQUIPMENT CORPORATION
Exact Name of Corporation

Dated MARCH 12 2010
Month & Day OF Year

Any Authorized Office

Signature

BIANCA LOZADA, ATTORNEY IN FACT

Name and Title (type or print)

If change of registered office by registered agent, sign here. (See Note 6 below.)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true and correct.

Dated
Month & Day Year	Signature at Registered Agent of Record
Name (type or print) If Registered Agent is a corporation, Name and Title of officer who is signing on its behalf.

NOTES

1.	The registered office may, but need not be, the same as the principal office of the corporation, However, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address (P.O. Box alone is unacceptable).

3.	A corporation cannot act as its own registered agent.

4.	if the registered office is changed from one county to another, the corporation must file with the Recorder of Deeds of the new county a certified copy of the Articles of Incorporation and a certified copy of the Statement of Change of Registered Office. Such certified copies may be obtained ONLY from the Secretary of State.

5.	Any change of registered agent must be by resolution adopted by the board of directors. This statement must be signed by a duly authorized officer.

6.	The registered agent may report a change of the registered office of the corporation for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.